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                                      NOTE


$4,524,285.18                                            as of December 15, 1997



         FOR VALUE RECEIVED, the undersigned, Clarendon Holdings LLC, a Delaware limited liability company (the "Buyer"), hereby promises to pay to the order of Texfi Industries, Inc., a Delaware corporation (the "Seller"), the principal sum of Four Million Five Hundred Twenty-Four Thousand Two Hundred Eighty-Five and 18/100 Dollars ($4,524,285.18) on the date and in such amounts as are set forth in the next succeeding paragraph, and to pay interest on such principal amount from the date of execution and delivery of this Note up to the date of payment or payments, or prepayment, of all or a portion of such principal amount, in each case on the amount so paid or prepaid, at the rate per annum of five (5%) per cent, compounded annually, and calculated on the basis of a 365/366 day year (the "5% Rate") with all such interest being payable together with payments of principal hereunder.

         The principal amount of this Note shall be due and payable in full on the earlier of: (i) December 15, 2007; or (ii) the day on which distributions in cash, if any, are first made by Rival Sport LLC, a Delaware limited liability company ("Rival") under and pursuant to Section 13.4 of that certain Limited Liability Company agreement dated as of February 26, 1997 (the "LLC Agreement") (capitalized terms used herein that are defined in the LLC Agreement shall have the meanings given to them therein) by and among the Seller and certain other parties, following the dissolution of Rival. The Buyer shall be obligated to prepay the principal amount of this Note from time to time if and when the Buyer shall receive a distribution or distributions in cash from Rival (other than in respect of its Income Tax Distribution Amount) under Article VIII of the LLC Agreement, concurrently with the Buyer's receipt thereof. The amount of each such prepayment shall be equal to the product of: (x) the amount of such distribution received by the Buyer; multiplied by a fraction, the numerator of which shall be $4,524,285.18, plus interest thereon at the 5% Rate from the respective date or dates of the Seller's contributions to the capital of Rival through the date of such distribution (the "Numerator Amount"), and the denominator of which shall be the sum of the Numerator Amount plus the aggregate principal amount of all contributions in cash or in kind made by the Buyer to the capital of Rival from and after the date of execution and delivery of this Note through the date of such distribution, plus interest thereon at the 5% Rate from the respective date or dates of such contributions through the date of such distribution. The amount of each such prepayment shall be applied, first, to interest accrued on the unpaid principal amount of this Note up to the date of prepayment, and, second, to the principal amount hereof.



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         This Note is secured by the Security Agreement, as defined in the
Purchase Agreement of even date herewith between the Seller and the Buyer, and the holder hereof is entitled to the benefit thereof.

         In the event that:

         (a) The Buyer shall default in payment or prepayment of principal or interest on this Note when and as due, and such default shall continue for five
(5) days after the Buyer shall have received notice thereof from the Seller; or

         (b) The Buyer shall fail to perform or observe any of its obligations under the aforesaid Pledge Agreement and such failure shall continue for thirty
(30) days after the Buyer shall have received notice thereof from the Seller;
or,

         (c) The Buyer shall have commenced a voluntary case under the federal bankruptcy laws; or a case or other proceeding shall be commenced against the Buyer seeking relief under the federal bankruptcy laws or seeking the appointment of a trustee or receiver for the Buyer or any substantial portion of its assets, and such case or proceeding shall continue undismissed or unstayed for 60 consecutive calendar days;

then, in the case of an event under (c), the principal of and all interest due under this Note shall thereupon become due and payable without presentment, demand, protest or other notice, all of which are expressly waived, and, in the case of an event under (a) or (b), the principal of and interest under this Note shall become due and payable upon notice to such effect given by the Seller to the Buyer.

         The Buyer shall be liable for the payment of all costs of collection of this Note, including reasonable legal fees and expenses.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK.

                                        CLARENDON HOLDINGS LLC



                                        By /s/ William L. Remley
                                           ---------------------
                                           William L. Remley

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